Exhibit 5.1

February 26, 2026

Fidelity National Information Services, Inc.

347 Riverside Avenue

Jacksonville, Florida 32202

Re:	REGISTRATION STATEMENT ON FORM S-3 FOR FIDELITY NATIONAL INFORMATION SERVICES, INC.

Ladies and Gentlemen:

We have acted as counsel to Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3, as amended by Post-Effective Amendment No. 1 on Form S-3 (as so amended, the “Registration Statement”) relating to, among other things, unsecured senior debt securities (the “Debt Securities”). The Debt Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities may be issued in one or more series pursuant to (i) a senior indenture among the Company, certain other persons and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “BNY Senior Indenture”), (ii) a subordinated indenture to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A. (the “BNY Subordinated Indenture”) and (iii) a senior indenture between the Company and a bank or trust company as trustee (the “Senior Indenture” and, together with the BNY Senior Indenture and the BNY Subordinated Indenture, the “Indentures”), each of which is incorporated by reference or filed as an exhibit to the Registration Statement.

We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions set forth below, we are of the opinion that, assuming that the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the applicable Indenture and a supplemental indenture in respect of such Debt Securities have been duly executed and delivered, (iii) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities in a manner that does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and that complies with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued, paid for and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other securities pursuant to which Debt Securities may be issued, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any shares of preferred stock or warrants that are exchangeable or convertible into Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Debt Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP